UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices and Zip Code)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

CIRCOR International, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to update information reported in Items 2.05 and 2.06 of its Current Report on Form 8-K filed on October 2, 2019, in which the Company announced that 1) its Board of Directors approved the sale of the Company’s Distributed Valves (“DV”) business; 2) the DV business, along with the previously disposed engineered valve business, would be classified as discontinued operations; and 3) the Company was unable in good faith to determine an estimate of the amount or range of amounts of any impairment charges which may be incurred in connection with stating the net assets of the DV business at the lower of its carrying amount or fair value less costs to sell. The Company is now able to provide that estimate.

Item 2.05.	Costs Associated With Exit or Disposal Activities.
In accordance with accounting principles generally accepted in the United States, the Company is required to record net assets held for sale on its balance sheet at the lower of their carrying amount or estimated fair value, less estimated costs to sell. In completing this evaluation for the DV business, which was classified as held for sale at September 29, 2019, the Company recognized a charge of $64 million, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2019.

Item 2.06.	Material Impairments.
The disclosures contained in Item 2.05 of this Current Report on Form 8-K/A, including the recognition of a charge related to recording net assets of the DV business as held for sale, are incorporated by reference in this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
November 19, 2019	/s/ Chadi Chahine
Chadi Chahine
Senior Vice President and Chief Financial Officer